CONSENT TO INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of View Tech Inc. on Form S-8 of our report dated March 13, 1997 appearing in the annual report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our reports incorporated by reference into the Registration Statement of View Tech, Inc. on Form S-8, File No. 333-30389, currently on file with the Securities and Exchange Commission.

CARPENTER, KUHEN & SPRAYBERRY

/s/ Carpenter, Kuhen & Spraybery

Oxnard, California
February 7, 2000